Exhibit 10.6

EXECUTION COPY

AGREEMENT dated as of December 5, 2006 (the “Agreement”) by and between NATHANIEL ENERGY CORPORATION, a Delaware corporation (the “Company”), and BAILEY-JAMAR, LLC a Colorado limited liability company (“Bailey-Jamar”). Additionally, the party defined herein as the “Joint-Venture” is a party to this Agreement as of the date set forth below its signature on the signature page hereof.

RECITALS

Bailey-Jamar is experienced in investing, in and managing and operating energy and environmental related businesses and operations.

Bailey-Jamar desires to form a joint venture with a venture capital management company which shall hereinafter be known as the “Joint Venture.” The Joint Venture will agree to purchase an aggregate of 56,618,333 shares (the “Shares”) of common stock, $0.001 par value per share, (the “Common Stock”) of the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1.  Purchase and Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Joint Venture (the structure of which shall be determined by Bailey-Jamar) comprised of Bailey Jamar and a venture capital management company (the “Co-Venturer”). The Joint-Venture shall purchase from the Company the Shares for a purchase price of Seven Million Five Hundred Thousand Dollars ($7,500,000) or $0.1325 per Share payable in cash (the “Purchase Price”). The closing (the “Closing”) of the purchase and the sale of the 56,618,333 Shares (subject to delivery of the Purchase Price as provided in Section 1.2) shall take place at the offices of the Company, at such time as the conditions set forth in Section 1.3 have been satisfied or waived by the appropriate party, or at such other location or such later date as the parties shall agree in writing (such date, the “Closing Date”).

1.2.  Deliveries.

(a)  On the Closing Date, the Joint Venture will deposit the $7,500,000 Purchase Price into escrow, with an escrow agent, and upon escrow terms, mutually agreeable to the Company and Joint Venture.

(b)  The Purchase Price shall be delivered to the Company on the schedule and in accordance with the terms (the “Funding Terms”) as set out in Schedule 2.1a herein.

(c)  Each time the escrowed Purchase Price funds are delivered to the Company pursuant to the Funding Terms, the Company will deliver a stock certificate (the “Certificate”) to the Joint Venture representing the number of Shares purchased with such Purchase Price funds so delivered, equal to the quotient of the amount of such escrowed Purchase Price funds delivered to the Company divided by $0.1325.

1.3.  Conditions to Closing.

(a)  The obligation of the Joint-Venture to perform at the Closing is subject to satisfaction or waiver by the Joint-Venture of each of the following conditions:

(i)  Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except where the representation and warranty is already qualified as to materiality, in which case the representation and warranty shall be true and correct in all respects) as of the date when made and as of the Closing Date as though first made at that time (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

(ii)  Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)  Compliance Certificate. The Company shall have delivered to, or as directed by, the Joint-Venture, an Officer’s Certificate signed by the Company’s Chief Executive Officer, dated as of Closing Date, certifying that the Company has satisfied the conditions set forth in Section 1.3(a).

(b)  The obligation of the Company to perform at the Closing is subject to satisfaction or waiver by the Company of each of the following conditions:

(i)  Representations and Warranties. The representations and warranties of each of the Joint-Venture and Bailey-Jamar in this Agreement shall be true and correct in all material respects (except where the representation and warranty is already qualified as to materiality, in which case the representation and warranty shall be true and correct in all respects) as of the date when made and as of the Closing Date as though first made at that time (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

(ii)  Agreement by Joint-Venture. The Joint-Venture shall have executed and delivered to the Company this Agreement.

(iii)  Acceptability of the Joint-Venture. The Co-Venturer with Bailey-Jamar in the Joint-Venture and each of the principals and affiliates of the Co-Venturer respectively, shall (A) not have engaged in any activity of the type described in Rule 262(b)(i) through (5) of the Securities Act of 1933, as amended (the “Securities Act”) (with any reference to time period in such Rule 262(b) being measured from the date of this Agreement for the purposes of this Section 1.3(b)(iii)), (each a Rule 262(b)(i) Activity), (B) not have been for the last three years, the subject of any action, suit, inquiry, notice of violation, proceeding, hearing or investigation in, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign (collectively, an (“Action”) involving a claim or violation of, or liability under, federal or state securities laws, or a claim of breach of fiduciary duty, or (C) not have been for the last three years involved as a party to any investigation by the Securities and Exchange Commission (the “Commission”) or any state securities agency, or (D) not have engaged in activities which cause the Board of Directors to reasonably believe that an association between the Company and the Joint-Venture will be materially injurious to the Company or its stockholders or will bring the Company or its stockholders into dispute.

(iv)  Performance by the Joint-Venture and Bailey-Jamar. The Joint-Venture and Bailey-Jamar shall each have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Joint-Venture and Bailey-Jamar respectively, at or prior to the Closing Date.

(v)  Compliance Certificate. Each of the Joint-Venture and Bailey-Jamar shall have delivered to the Company an Officer’s Certificate signed by the Joint-Venture’s and Bailey-Jamar’s Chief Executive Officer, or equivalent authorized person, certifying that the Joint-Venture and Bailey-Jamar has satisfied the conditions set forth in Section 1.3(b).

ARTICLE II
USE OF PURCHASE PRICE PROCEEDS

2.1.  Use of Purchase Price Proceeds. The proceeds of the Purchase Price shall be used by the Company for the purposes set forth on Schedule 2.1 attached hereto.

ARTICLE III
Intentionally Omitted.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company makes the following representations and warranties to Bailey-Jamar and the Joint-Venture on the date hereof and the Closing Date:

4.1.  Valid Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to carry on its business as now conducted and to own its assets. The Company is in good standing and qualified to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably could be expected to result in: (i) an adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries (as defined below), taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

4.2.  Capitalization.

(a)  The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, of which 90,731,596 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $.001 par value, none of which are issued and outstanding. All the issued and outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable.

(b)  Except as set forth in this Agreement, there are no subscriptions, options, warrants, rights, calls or other commitments to which the Company is a party, or by which it is bound, calling for the issuance, sale, transfer or other disposition of any class of securities of the Company and there are no outstanding securities or instruments of the Company convertible into or exchangeable for shares of Common Stock or any other securities of the Company.

4.3.  Consents. No consents of governmental or other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

4.4.  Authority; Binding Nature of Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company (the “Board of Directors”) and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

4.5.  SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof and including any and all filings required under the Sarbanes-Oxley Act of 2002, for the two years preceding the date hereof (the foregoing materials, as amended, being collectively referred to herein as the “SEC Reports”). As of the respective dates of the SEC Reports (except that, with respect to SEC Reports that have been amended, as of the respective dates of the latest amendment thereto), the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (except that, with respect to SEC Reports that have been amended, when the latest amendment thereto was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto (subject, in the case of unaudited statements, to the absence of footnotes), and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.6.  No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

(a)  violate or conflict with any provision of the Certificate of Incorporation, as amended, or Amended and Restated By-laws of the Company or any of its subsidiaries (each a “Subsidiary”);

(b)  violate or, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its assets may be bound;

(c)  violate any judgment, order, injunction, decree or award against, or binding upon, the Company or any of its subsidiaries or upon their respective assets; or

(d)  violate any law or regulation of any jurisdiction relating to the Company or any of its Subsidiaries.

4.7.  Brokers. The Company has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. Neither Bailey-Jamar nor the Joint-Venture shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due by, or on behalf of, the Company, in connection with the transactions contemplated by this Agreement.

4.8.  Issuance of the Stock. The Shares duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all claims, liens, pledges, security interests, encumbrances, hypothecations, or other rights of third parties (collectively, the “Liens”). The Company has reserved the Shares from its duly authorized Common Stock for issuance hereunder.

4.9.  Material Changes. Since the date of the latest audited financials included within the SEC Reports: (i) there has been no event, occurrence or development relating to the Company or its Subsidiaries that has had or could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate. The Company does not have pending before the Commission any request for confidential treatment of information.

4.10.  Litigation. Except as set forth in the SEC Reports or in Schedule 4.10 attached hereto, there is no Action, pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties which: (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.11.  Securities Matters. Neither the Company, nor any Subsidiary, nor any current officer or director thereof, is or has been for the last three years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty with respect to the Company. To the knowledge of the Company, there has not been during the last three years, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current officer or director thereof or any person who served as a director of the Company during the last three years. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

4.12.  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13.  Title to Assets. The Company and the Subsidiaries have good title in fee simple to all real property owned by them that is material to their respective businesses and good title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except as set forth in Schedule 4.13 attached hereto and except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

4.14.  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary and material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so could have, or reasonably be expected to result in, a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person which if determined adversely to the Company would, individually or in the aggregate, have or could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, (i) all such Intellectual Property Rights are enforceable and (ii) there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.15.  Transactions with Affiliates and Employees. Except as set forth in SEC Reports, and Schedule 4.15 attached hereto, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.16.  Private Placement. Assuming the accuracy of the Joint-Venture’s representations and warranties set forth in Section 6.9, no registration under the Securities Act is required for the offer, issuance and sale of the Shares by the Company to the Joint-Venture as contemplated hereby.

4.17.  Disclosure. All representations and warranties of the Company set forth in this Agreement, including the Schedules to this Agreement are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Bailey-Jamar and the Joint-Venture acknowledge and agree that the Company does not make and has not made any representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BAILEY-JAMAR

Bailey-Jamar makes the following representations and warranties to the Company on the date hereof and the Closing Date:

5.1.  Valid Limited Liability Company Existence. Bailey-Jamar is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Bailey-Jamar has the requisite limited liability company power to carry on its business as now conducted and to own its assets. Bailey-Jamar is in good standing and qualified to do business as a foreign limited liability company in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably could be expected to result in: (i) an adverse effect on the legality, validity or enforceability of this Agreement, or (ii) an adverse impairment to Bailey-Jamar’s ability to perform on a timely basis its obligations under this Agreement.

5.2.  Beneficial Ownership.

(a)  The members, managers and beneficial owners of Bailey-Jamar are set forth on Schedule 5.2.

(b)  There are no subscriptions, options, warrants, rights, calls or other commitments to which Bailey-Jamar or any of its members or beneficial owners is a party, or by which it or any of its members or beneficial owners is bound, calling for the granting, issuance, sale, transfer or other disposition of any membership interests or other class of securities of Bailey-Jamar and there are no outstanding securities or instruments of Bailey-Jamar convertible into or exchangeable for membership interests or any other securities of Bailey-Jamar.

5.3.  Consents. No consents of governmental or other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of Bailey-Jamar to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

5.4.  Authority; Binding Nature of Agreement. Bailey-Jamar has the requisite limited liability company power and authority to enter into this Agreement to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the members or managers of Bailey-Jamar as required by Bailey-Jamar’s Articles of Organization and Operating Agreement and no other limited liability company proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Bailey-Jamar and is enforceable against Bailey-Jamar in accordance with its terms.

5.5.  Experience; Qualifications. Bailey-Jamar, and its members and beneficial owners have extensive experience and skill in managing and operating environmental and energy related businesses and operations and developing projects in the environmental and energy business.

5.6.  No Breach. Neither the execution and delivery of this Agreement nor compliance by Bailey-Jamar with any of the provisions hereof or thereof nor the consummation of the transactions contemplated hereby or, will:

(a)  violate or conflict with any provision of the Articles of Organization or Operating Agreement of Bailey-Jamar;

(b)  violate or, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement to which Bailey-Jamar is a party or by which it or any of its assets may be bound;

(c)  violate any judgment, order, injunction, decree or award against, or binding upon, Bailey-Jamar or upon its assets; or

(d)  violate any law or regulation of any jurisdiction relating to Bailey-Jamar or any of its Subsidiaries.

5.7.  Brokers. Bailey-Jamar has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due by or on behalf of Bailey-Jamar in connection with the transactions contemplated by this Agreement.

5.8.  Litigation. There is no Action, pending or, to the knowledge of Bailey-Jamar, threatened against or affecting Bailey-Jamar, or any of its properties which: (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

5.9.  Securities Matters. Neither Bailey-Jamar, nor any current member, beneficial owner, manager or affiliate thereof, (i) is or has been engaged in any Rule 262(b)(i) Activity, or (ii) is or has been for the last three years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of Bailey-Jamar, there has not been during the last three years, and there is not pending or contemplated, any investigation by the Commission involving Bailey-Jamar or any current beneficial owner, member or manager thereof or any person who has been a beneficial owner or member, or has served as a member or manager of Bailey-Jamar during the last three years.

5.10.  Disclosure. All representations and warranties of Bailey-Jamar set forth in this Agreement, including the Schedules to this Agreement, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

The Company acknowledges and agrees that Bailey-Jamar does not make and has not made any representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 5.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF JOINT-VENTURE

Upon execution of this Agreement by the Joint-Venture, and as of the date thereof, the Joint-Venture makes the following representations and warranties to the Company:

6.1.  Entity Existence. The Joint-Venture is an entity duly organized, validly existing and in good standing under the laws of the State of its formation or incorporation. The Joint-Venture has the requisite entity power to carry on its business as now conducted.

6.2.  Beneficial Ownership.

(a)  The shareholders, members, partners, and/or beneficial owners of the Joint-Venture are set forth on Schedule 6.2.

(b)  There are no subscriptions, options, warrants, rights, calls or other commitments to which the Joint-Venture or any of its shareholders, members, partners or beneficial owners is a party, or by which it or any of its shareholders, members, partners or beneficial owners is bound, calling for the granting, issuance, sale, transfer or other disposition of any capital stock, membership interests, partnership interests, or other class of securities of the Joint-Venture and there are no outstanding securities or instruments of the Joint-Venture convertible into or exchangeable for membership interests or any other securities of the Joint-Venture.

6.3.  Consents. No consents of governmental or other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of the Joint-Venture to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

6.4.  Authority; Binding Nature of Agreement. The Joint-Venture has the requisite entity power and authority to enter into this Agreement to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the charter and governing documents, agreements and instruments as required by the Joint-Venture’s charter and governing documents, agreements and instruments and no other limited liability company proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Joint-Venture and is enforceable against the Joint-Venture in accordance with its terms.

6.5.  No Breach. Neither the execution and delivery of this Agreement nor compliance by the Joint-Venture with any of the provisions hereof or thereof nor the consummation of the transactions contemplated hereby or, will:

(a)  violate or conflict with any provision of the charter and governing documents, agreements and instruments of the Joint-Venture;

(b)  violate or, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement to which the Joint-Venture is a party or by which it or any of its assets may be bound;

(c)  violate any judgment, order, injunction, decree or award against, or binding upon, the Joint-Venture or upon its assets; or

(d)  violate any law or regulation of any jurisdiction relating to the Joint-Venture.

6.6.  Brokers. The Joint-Venture has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due by or on behalf of the Joint-Venture in connection with the transactions contemplated by this Agreement.

6.7.  Litigation. Except as set forth on Schedule 6.7 attached hereto, there is no Action, pending or, to the knowledge of the Joint-Venture, threatened against or affecting the Joint-Venture, or any of its properties which: (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

6.8.  Securities Matters. Neither the Joint-Venture, nor any current shareholder, member, partner, manager, director or officer thereof, (i) is or has been engaged in any Rule 262(b)(i) Activity, or (ii) is or has been for the last three years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Joint-Venture, there has not been during the last three years, and there is not pending or contemplated, any investigation by the Commission involving the Joint-Venture or any current shareholder, member, partner, manager, director or officer thereof.

6.9.  Investment Representations. The Joint-Venture acknowledges that Shares are not, and upon issuance will not be, registered under the Securities Act, or any state securities laws. The Joint-Venture understands that the offering and sale of the Shares hereunder is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Joint-Venture contained in this Agreement. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and such laws pursuant to registration or exemption therefrom. The Shares have not been approved or disapproved by the Commission, any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the offering and sale of the shares hereunder. Any representation to the contrary is unlawful.

(a)  The Joint-Venture, together with its attorney, accountant, Joint-Venture representative and/or tax advisor, if any (collectively, the “Advisors”), if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering and sale of the Shares hereunder to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

(b)  The Joint-Venture is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Joint-Venture has relied on the advice of, or has consulted with, only his own Advisors.

(c)  The Joint-Venture is acquiring the Shares solely for the Joint-Venture’s own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Joint-Venture has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the Shares; and the Joint-Venture has no plans to enter into any such agreement or arrangement.

(d)  The Joint-Venture must bear the substantial economic risks of the investment in the Shares indefinitely because none of the Shares may be sold, assigned, transferred, hypothecated or otherwise encumbered or disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws. In addition, appropriate notations thereof will be made in the Company’s books, and stop transfer instructions will be placed with the Company’s transfer agent of the Shares.

(e)  The Joint-Venture has significant prior investment experience, including investment in unregistered securities. The Joint-Venture is knowledgeable about investment considerations in development-stage companies. The Joint-Venture has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Joint-Venture’s overall commitment to investments which are not readily marketable is not exces-sive in view of its net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. The investment is a suitable one for the Joint-Venture.

(f)  The Joint-Venture has adequate means of providing for such Joint-Venture’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Shares for an indefinite period of time.

(g)  The Joint-Venture is aware that an investment in the Shares involves a number of very significant risks which are described in the Company’s SEC Reports.

(h)  The Joint-Venture meets the requirements of at least one of the suitability standards for an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(i)  The Joint-Venture and the Joint-Venture’s Advisors have reviewed the Company’s SEC Reports which are filed with the Commission via the Commission’s EDGAR system since January 1, 2005, have received all documents requested by the Joint-Venture, have carefully reviewed them and understand the information contained therein.

(j)  All documents, records, and books pertaining to the investment in the Shares requested by the Joint-Venture have been made available for inspection by the Joint-Venture and its Advisors.

(k)  The Joint-Venture and its Advisors have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession (subject to restrictions as to confidentiality) or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents received or reviewed in connection with the purchase of the Shares and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Joint-Venture or its Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to its full satisfaction, and the Joint-Venture and its Advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the purchase of the Shares and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered to the full satisfaction of the Joint-Venture and the Advisors.

(l)   The Joint-Venture is satisfied that it has received adequate information with respect to all matters which it or its Advisors, consider material to its decision to make this investment.

(m)  The Joint-Venture represents to the Company that any information which the Joint-Venture has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with sales of the Shares hereunder. The Joint-Venture further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Shares.

(n)  The Joint-Venture will provide such additional information and deliver such additional documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

6.10.  Anti-Money Laundering.

(a)  The Joint-Venture represents and covenants that neither it, nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in it, is an individual, organization, or entity listed on the List of Specially Designated Nationals and Blocked Persons (the “OFAC Control List”)1 maintained by the U.S. Office of Foreign Assets Control (“OFAC”) and that it is not investing and will not invest in the Company on behalf of or for the benefit of any individual, organization, or entity listed on the OFAC Control List.

(b)  The Joint-Venture represents that (i) the amounts paid by it to the Company to purchase the Shares were not and are not directly or indirectly derived from activities that contravene U.S. federal or state laws or regulations and international laws and regulations, including anti-money laundering laws and regulations, and (ii) the proceeds from the Joint-Venture’s investment in the Company will not be used to finance any illegal activities.

(c)  If the Joint-Venture is a “fund of funds” or an entity that invests on behalf of others, the Joint-Venture, in addition to and not by way of limiting the foregoing, represents and certifies that it is aware of the requirements of the USA PATRIOT Act of 2001, and rules and regulations promulgated thereunder and other applicable anti-money laundering measures in any jurisdiction (collectively, the “AML Rules”) and that it has adopted anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial owners or underlying investors, as the case may be, and their respective sources of funds. Such policies and procedures are properly enforced and are consistent with such AML Rules. The Joint-Venture represents and certifies that, to the best of its knowledge, the beneficial owners or investors, as the case may be, are not individuals, entities, or countries that may subject the Company or any of its affiliates to criminal or civil violations of any AML Rules. The Joint-Venture acknowledges that it is to furnish a copy of its anti-money laundering policies and procedures to the Company when requested. Among its other obligations hereunder, the Joint-Venture agrees to promptly notify the Company if the foregoing representation and certification becomes inaccurate.

(d)  Joint-Venture represents that:

(i)  it is not a Senior Foreign Political Figure2, a member of a Senior Foreign Political Figure’s Immediate Family3, and/or any Close Associate4 of a Senior Foreign Political Figure residing in a non-cooperative country or territory or a jurisdiction that has been designated by the U.S. Treasury as warranting special measures due to primary money laundering concerns;

(ii)  it is not a former Senior Foreign Political Figure residing in a non-cooperative country or territory or a jurisdiction that has been designated by the U.S. Treasury as warranting special measures due to primary money laundering concerns;

(iii)  it is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of Treasury under Sections 311 and 312 of the USA PATRIOT Act as warranting special measures due to primary money laundering concerns;

(iv)  it is not a Foreign Shell Bank as the term is defined in the USA PATRIOT Act; and

(v)  the funds for the Purchase Price did not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an “Offshore Bank,”5 or a bank organized or charted under the laws of a jurisdiction deemed to be a non-cooperative country or territory (“NCCT”)6.

6.11.  Disclosure. All representations and warranties of the Joint-Venture set forth in this Agreement, including the Schedules to this Agreement, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

The Company acknowledges and agrees that the Joint-Venture does not make and has not made any representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 6.

_______________________

1 - Available at http://www.ustreas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf

2- The term “Senior Foreign Political Figure” is defined to mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.

3- The term “Immediate Family” is defined to mean the parents, siblings, spouse, children and in-laws of a Senior Foreign Political Figure.

4- The term “Close Associate” is defined to mean a person who is widely and publicly known to maintain an unusually close relationship with a Senior Foreign Political Figure.

5- The term “Offshore Bank” refers to a foreign bank that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license.

6- The Financial Action Task Force on Money Laundering (“FATF”) has designated certain countries or territories as NCCTs. The list of countries or territories deemed to be an NCCT is available at http://www1.oecd.org/fatf.

ARTICLE VII
JOINT-VENTURE COVENANTS

7.1.  Transfer Restrictions

(a)  The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, or to an affiliate of a Joint-Venture who is an “accredited investor” as defined in Rule 501(a) under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel reasonably satisfactory to the Company transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Section 7.1.

(b)  The Joint-Venture agrees to the imprinting, of legend on the certificates evidencing the Shares, in, or substantially in, the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION. THEY MAY NOT BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

7.2.  Ownership of the Joint-Venture. So long as the Joint-Venture is deemed to be an affiliate of the Company, the Joint-Venture shall not have a beneficial owner or owner of record who shall have engaged in a Rule 262(b)(i) Activity, or in any activity which causes the Board of Directors to reasonably believe that an association between the Company and the Joint-Venture will be materially injurious to the Company or its stockholders, or will bring the Company or its stockholders into disrepute.

ARTICLE VIII
JOINT-VENTURE AND BAILEY-JAMAR COVENANTS

8.1.  Confidentiality

(a)  The Joint-Venture and Bailey-Jamar each represent that it has been informed that it is the policy of the Company to maintain as secret all Confidential Information (as hereinafter defined) relating to the Company, including, without limitation, any and all knowledge or information with respect to secret or confidential methods, processes, plans, materials, customer lists or data, vendor and supplier lists or data, or with respect to any other confidential or secret aspect of the Company’s activities, and further acknowledges that such Confidential Information is of great value to the Company. The Joint-Venture recognizes that, as an investor in the Company, and Bailey-Jamar recognizes that, by reason of its affiliation with the Joint Venture and with Brad Bailey, it has acquired and will or may acquire Confidential Information as aforesaid. Each of the Joint-Venture and Bailey-Jamar confirms that it is reasonably necessary to protect the Company’s goodwill, and, accordingly, hereby agrees that it will not, directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company or as required by law, or regulation or applicable legal regulatory or administrative process or by a court of competent jurisdiction), at any time divulge to any person, or use, or cause or authorize any person, firm or other entity to use, any such Confidential Information.

(b)  Joint-Venture and Bailey-Jamar each agree that, upon the expiration or termination of this Agreement for any reason whatsoever, or at anytime upon the Company’s demand, it shall promptly deliver to the Company any material relating to any Confidential Information or Trade Secrets (as hereinafter defined), as well as all memoranda, notes, records, drawings, documents, or other writings or data whatsoever made, compiled, acquired, or received by the Joint-Venture or Bailey-Jamar respectively, after the date of this Agreement, in the form of writing, electronic data or any other medium, arising out of, in connection with, or related to any activity or business of the Company including, but not limited to, the customers, vendors, suppliers, co-venturers, investors, lenders or others with whom the Company has a business relationship, the arrangements of the Company with such parties, as well as any expansion policies and strategies for the future development or growth of the Company, and the Executive further agrees that all of the above mentioned items are, and shall continue to be, the sole and exclusive property of the Company.

(c)  For purposes hereof, the term “Confidential Information” shall mean all information given to, or obtained or received by, the Joint-Venture or Bailey-Jamar, directly or indirectly, including, but not limited to, information contained in all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape, floppy disks, CD-ROMS, or any other means of storing electronic data, as well as any electronic or other media or equipment of any kind by the Company and all other information relating to the Company otherwise acquired by the Joint-Venture or Bailey-Jamar respectively, after the date of this Agreement, including but not limited to, Trade Secrets, other than information which (i) was in the public domain at the time furnished to, or acquired by, the Joint-Venture or Bailey-Jamar respectively, after the date of this Agreement, or (ii) thereafter enters the public domain other than through disclosure, directly or indirectly, by the Joint-Venture or Bailey-Jamar or others in violation of an agreement of confidentiality or nondisclosure.

8.2.  Trade Secrets. Each of the Joint-Venture and Bailey-Jamar further acknowledges that the Company has developed or acquired unique skills, concepts, technical and nontechnical data, formulas, patterns, designs, compilations, devices, inventions, innovations, improvements, enhancements, methods, techniques, practices, drawings, processes, research, development, know-how, computer programs, codes and software, financial and other confidential and proprietary information concerning its products, business, operations, and development and expansion plans (“Trade Secrets”). Each of Joint-Venture and Bailey-Jamar agrees that it is necessary for the Company to protect its business from the hardship, loss and damage that could result from the release of any Trade Secret(s) to any person, including the Joint-Venture or Bailey-Jamar, engaging in a business in competition with that of the Company, the measurement of which would be difficult, if not impossible, to ascertain. Each of Joint-Venture and Bailey-Jamar agrees and covenants to use its best efforts and exercise utmost diligence to protect and safeguard the Trade Secrets of the Company. Each of Joint-Venture and Bailey-Jamar further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Joint-Venture’s or Bailey-Jamar’s respective shall not, directly or indirectly, use for the Joint-Venture’s or Bailey-Jamar’s own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, any Trade Secret (whether or not acquired, learned, obtained, or developed by Joint-Venture or Bailey-Jamar alone or in conjunction with others) of the Company or of others with whom the Company or its subsidiaries has a business relationship. In the event of a conflict in the terms of Section 8.1 and this Section 8.2, the terms of this Section 8.2 shall govern.

8.3.  Company Definition. For purposes of this Article VIII, the term “Company” shall mean and include all Subsidiaries, parents and affiliated entities of the Company in existence from time to time.

8.4.  Survival. The covenants set forth in Article VIII shall survive any termination of the Agreement.

ARTICLE IX
BAILEY-JAMAR COVENANTS

9.1.   No Representations. Neither Bailey-Jamar nor any of its members, managers, agents or representatives, including without limitation, those listed on Schedule 9.1 attached hereto, shall make any disclosure or representations or warranties regarding the Company, or the Company’s current or future performance, financial condition or business or financial prospectus or resources, which have not been (a) disclosed by the Company in its SEC Reports, or (b) expressly authorized by the Company’s Board of Directors in writing.

9.2.  Survival. The covenants set forth in Article IX shall survive any termination of the Agreement.

ARTICLE X
COMPANY COVENANT

10.1.  Rule 144 Sales. The Company agrees to approve the removal of the legend set forth in Section 7.1(b) from the Certificates evidencing the Shares upon request of the Joint Venture, as permitted pursuant to Rule 144 promulgated under the Securities Act.

ARTICLE XI
REGISTRATION RIGHTS

11.1.  The Company’s Obligations

(a)  Registration

(i)  If at any time after the date hereof the Company shall file with the Commission a registration statement (a “Registration Statement”) under the Securities Act relating to an offering for its own account of any of its equity securities for cash (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to the Joint Venture written notice of such determination and, if within fifteen (15) days after the date of such notice, the Joint Venture shall so request in writing, that the Company shall include in such Registration Statement all or any part of the Company Shares (for the purpose of this Article XI, the “Registrable Securities”) that the Joint Venture requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities or other securities of the Company which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities as the underwriter shall permit (limited to zero if necessary).

(ii)  If an offering in connection with which the Joint Venture are entitled to registration under this Section 11.1 is an underwritten offering, then the Joint Venture shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other like securities included in such underwritten offering.

(b)  Copies of Filings and Correspondence. The Company shall furnish to the Joint Venture (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each item of correspondence from the Commission or the staff of the Commission which comments upon or requests information relating to the Joint Venture and/or the Registrable Securities (including, without limitation, the resale and plan of distribution thereof), in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has become effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Joint Venture may reasonably request in order to facilitate the disposition of the Registrable Securities by the Joint Venture.

(c)  Blue Sky. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or “Blue Sky” laws of such jurisdictions in the United States as the Joint Venture requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, and (iii) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 11.1(c), (ii) subject itself to general taxation in any such jurisdiction, (iii) provide any undertakings that cause the Company undue expense or burden, or (iv) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

(d)  Events Affecting Prospectus. The Company shall notify the Joint Venture of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as promptly as practicable after becoming aware of such event, and if such Registration Statement is supplemented or amended to correct such untrue statement or omission, the Company shall deliver such number of amended or supplement Prospectuses as the Joint Venture may reasonably request.

(e)  Notification of Amendment or Supplement. The Company shall, as promptly as practicable after becoming aware of such event described in Section 11.1(d), notify the Joint Venture of the issuance of any order related thereto and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to the Joint Venture as he may reasonably request).

(f)  Review by The Joint Venture’s Counsel. The Company shall permit one firm of counsel designated by the Joint Venture to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to their filing with the Commission.

(g)  The Joint Venture’s Due Diligence; Confidentiality of the Company’s Information. The Company shall make available for inspection by (i) the Joint Venture, and (ii) a firm of attorneys and a firm of accountants or other agents retained by the Joint Venture (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which the Joint Venture may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Joint Venture) of any record or other information which the Company determines in good faith to be confidential, and of which determination the Inspector so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or other governmental or regulatory body or self regulated organization of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreements with the Company with respect thereto, substantially in the form of this Section 11.1(g). The Joint Venture agrees that it shall, upon learning that disclosure of such Records is sought, in or by a court or governmental or regulatory body or self regulated organization of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. Nothing herein shall be deemed to limit the Joint Venture’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations. Additionally, nothing herein shall be deemed to narrow or limit the scope of any provisions set forth in Articles VIII and IX of this Agreement.

(h)  Confidentiality of The Joint Venture’s Information. The Company shall hold in confidence and not make any disclosure of information concerning the Joint Venture provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Joint Venture consents to the form and content of any such disclosure regarding it. The Company agrees that it shall, upon learning that disclosure of such information concerning any of the Joint Venture is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Joint Venture prior to making such disclosure, and allow the Joint Venture, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)  Compliance with Laws. The Company shall comply with all applicable laws, rules and regulations related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of all governmental or other regulatory agencies and self-regulated organizations in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the Commission).

11.2.  Obligations of the Joint Venture. In connection with a registration of the Registrable Securities, the Joint Venture shall have the following obligations:

(a)  The Joint Venture’s Information. It shall be a condition precedent to the obligations of the Company to complete the registration of Registrable Securities for the Joint Venture pursuant to this Article XI that the Joint Venture shall furnish to the Company such information regarding itself, the Registrable Securities and the intended method of disposition as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Joint Venture of the information the Company requires from the Joint Venture.

(b)  Cooperation. The Joint Venture shall agree to cooperate with the Company as requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

(c)  Underwritten Offering. In the event the Joint Venture determines to engage the services of an underwriter, the Joint Venture agrees to enter into and perform his obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(d)  No Disposition of Registrable Securities. The Joint Venture agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 11.1(d) or 11.1(e), the Joint Venture will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the resale of such Registrable Securities until the Joint Venture’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 11.1(d) or 11.1(e) and, if so directed by the Company, the Joint Venture shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in the Joint Venture’s possession, of the prospectus covering such Shares of the Company Common Stock at the time of receipt of such notice.

(e)  Method of Underwritten Distribution. The Joint Venture may not participate in any underwritten distribution of the Registrable Securities unless the Joint Venture (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, and (ii) completes, in a manner reasonably acceptable to the Company, and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11.3.  Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications, relating to one (1) Registration Statement pursuant to this Article XI, except that if a portion of the Joint Venture’ Registrable Securities are not permitted to be included in one (1) Registration Statement by an underwriter as provided in Section 11.1(a), then relating to the least number of Registration Statements which will cover the resale of all of the Joint Venture’s Registrable Securities, including all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

11.4.  Exemption from Registration. The provisions of Sections 11.1 through 11.3 notwithstanding, the Company shall have no obligation to register the resale of the Registrable Securities to the extent the Registrable Securities may be resold without registration without violating Section 5 of the Securities Act pursuant to Rule 144 promulgated thereunder or any other exemption or exception from registration under the Securities Act.

ARTICLE XII
RIGHT OF FIRST OFFER

12.1.  Notice of Offer; Negotiation. If, at any time during the period commencing upon the Closing and continuing for so long as the Joint Venture owns 20% or more of the voting equity securities of the Company, the Company desires to offer for sale for cash any shares of the Company’s Common Stock or any securities or instruments exercisable or convertible into shares of the Company’s Common Stock (the “Derivative Securities”) in any transaction, which is initiated by the Company or solicited from the Company by a third party (the “Offering”), the Company shall give written notice (the “Offering Notice”) to the Joint Venture of the Offering including the proposed material terms and conditions of the Offering which would be acceptable to the Company. Thereupon the Joint Venture shall have the option to negotiate in good faith with the Company to purchase the shares of Common Stock or Derivative Securities from the Company in accordance with the proposed material terms of the Offering.

12.2.  Company Right to Pursue Offering. If the Joint Venture does not elect to enter into negotiations to purchase the shares of Common Stock or Securities in accordance with the material terms and conditions of the Offering by written notice to the Company (the “Election Notice”) within ten (10) days after the delivery of the Offering Notice (the “Offering Notice Period”), or an agreement for the Joint Venture’s purchase of shares of Common Stock or Derivative Securities is not entered into by the Company and the Joint Venture (or an affiliate of the Joint Venture which is reasonably acceptable to the Company) within sixty (60) days following the delivery of the Election Notice (the “Election Period”), then the Company shall be free to offer and sell the shares of Common Stock and Derivative Securities upon the proposed material terms and conditions of the Offering. If a transaction to sell shares of Common Stock or Derivative Securities to a third party is not closed within one hundred twenty (120) days following the expiration of (a) the Offering Notice Period if no Election Notice is given, or (b) the Election Period if an Election Notice is given and a transaction to sell the shares of Common Stock or Derivative Securities to the Joint Venture is not entered into by the expiration of the Election Period, then such shares of Common Stock or Derivative Securities may not thereafter be sold in any Offering without compliance with the provisions of this Article XII.

ARTICLE XIII
TERMINATION; WAIVER

13.1.  Termination of Agreement Prior to Closing. The Parties may terminate this Agreement as provided below:

(a)  The Company, the Joint-Venture (to the extent a Joint-Venture has executed and become a party to the Agreement) and Bailey-Jamar may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)  The Company may terminate this Agreement by giving written notice to Bailey-Jamar and the Joint Venture at any time prior to the Closing (i) in the event either the Joint-Venture (to the extent a Joint-Venture has executed and become a party to the Agreement) or Bailey-Jamar has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect, the Buyer has notified both the Joint-Venture (to the extent a Joint-Venture has executed and become a party to the Agreement) and Bailey-Jamar of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before February 28, 2007 (the “Outside Date”) by reason of the failure of any condition precedent under Section 1.3(b) hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, covenant or agreement contained in this Agreement);

(c)  The Joint-Venture (to the extent a Joint-Venture has executed and become a party to the Agreement) or Bailey-Jamar may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect, the Joint-Venture (to the extent a Joint-Venture has executed and become a party to the Agreement) and/or Bailey-Jamar themselves, or itself has notified the Company of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the Outside Date by reason of the failure of any condition precedent under Section 1.3(a) hereof (unless the failure results primarily from the Joint-Venture (to the extent a Joint-Venture has executed and become a party to the Agreement) and/or Bailey-Jamar themselves, or itself breaching any representation, warranty, covenant or agreement contained in this Agreement);

13.2.  Effect of Termination. If any party terminates this Agreement pursuant to Section 13.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except for any liability of any party then in breach or with regards to matters which survive termination.

13.3.  Waiver. Any condition to the performance of the parties which legally may be waived on, prior to, or after the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party’s obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

ARTICLE XIV
SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION

14.1.  Survival of Representations and Warranties. All of the representations and warranties and indemnification obligations of the parties contained in this Agreement shall survive the Closing. The parties’ covenants and agreements shall survive termination of the Agreement to the extent expressly provided for in this Agreement.

14.2.  Indemnification.

14.2.1 General Indemnification Obligation of the Company. From and after the Closing, the Company will reimburse, indemnify and hold harmless the Joint-Venture and Bailey-Jamar against and in respect of:

(a)  any and all damages, losses, deficiencies, liabilities, costs and expenses (collectively the “Claims”) incurred or suffered by the Joint-Venture or Bailey-Jamar respectively that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Company under this Agreement;

(b)  any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 14.2.1.

14.2.2 General Indemnification Obligation of the Joint-Venture. From and after the Closing, the Joint-Venture will reimburse, indemnify and hold harmless the Company against and in respect of:

(a)  any and all Claims incurred or suffered by the Company that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Joint-Venture under this Agreement; and

(b)  any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 14.2.2.

14.2.3 General Indemnification Obligation of Bailey-Jamar. From and after the date of the Agreement, Bailey-Jamar will reimburse, indemnify and hold harmless the Company against and in respect of:

(a)  any and all Claims incurred or suffered by the Company that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Bailey-Jamar under this Agreement; and

(b)  any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 14.2.3.

14.2.4 Additional Indemnification Obligation of Bailey-Jamar.

From and after the date of this Agreement, Bailey-Jamar will reimburse, indemnify and hold harmless the Company, each director and officer of the Company and any underwriter acting on behalf of the Company and each other person, if any, who controls the Company or any underwriter acting on behalf of the Company, within the meaning of the Securities Act (individually, a “Company Indemnified Party”, and collectively the “Company Indemnified Parties”), against and in respect of:

(a)  any and all Claims, joint or several, to which any one of them may become subject under the Securities Act or otherwise, to the extent that any such Claim arises out of or is based upon any disclosure, representation or warranty which violates or breaches the provisions in Section 9.1 hereof. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any Company Indemnified Party.

(b)  any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 14.2.4.

ARTICLE XV
NO NEGOTIATIONS; NO SOLICITATION

15.1.  No Negotiations; No Solicitation. From the date hereof until the earlier of (a) the expiration of the period ending at 11:59 p.m. mountain time on the Outside Date (the “Standstill Period”) or (b) the date this Agreement (i) closes or (ii) terminates in accordance with its terms without closing, neither the Company nor or any of its officers, directors, Subsidiaries, representatives or agents will take any action to (x) initiate the submission of any Transaction (as defined below), (y) enter into any agreement with respect to any Transaction or (z) participate in negotiations with, or provide information concerning the Company or the Company=s assets, to any person in connection with any Transaction. The Company will promptly communicate to Bailey-Jamar any solicitation or inquiry received by the Company and the terms of any proposal or inquiry that it may receive in respect of any Transaction, or of any such information requested from it, or of any such negotiations or discussions being sought to be initiated with it with respect to a Transaction. Nothing in this Section 15.1 shall be construed as prohibiting the officers of the Company from (A) making any disclosure to its Board of Directors or shareholders (B) responding to any unsolicited proposal or inquiry by advising the person making such proposal or inquiry of the terms of this Section 15.1. For purposes of this Section 15.1. “Transaction” means any proposed (1) sale of the Company’s assets, merger, consolidation, share exchange, financing transaction (other than customary bank and trade payable financing or credit), or (2) issuance, sale or other disposition of any of Company’s capital stock, Derivative Securities or other securities, or debt which is convertible or exchangeable into the Company’s capital stock, by the Company.

15.2.  Exceptions. The provisions of Section 15.1 notwithstanding, the provisions of Section 15.1 shall not apply to any unsolicited proposal or inquiry received by the Company that the Board of Directors concludes in good faith after advice from the Company’s outside legal counsel, and the Company’s financial advisor if any, is reasonably likely to lead to a proposal for a Transaction that is more favorable to the Company’s stockholders, from a financial point of view, than the transactions contemplated by this Agreement, and that such proposal is reasonably capable of being consummated, and that the Company’s failure to pursue such proposal and enter into negotiations with third parties with respect to such proposal is reasonably likely to result in a breach of the Board of Directors’ fiduciary obligations under applicable law. The Company shall promptly communicate to Bailey-Jamar any solicitation or proposal which is subject of this Section 15.2.

ARTICLE XVI
MISCELLANEOUS PROVISIONS

16.1.  Entire Agreement. This Agreement, including the schedules attached hereto, which are a part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof.

16.2.  Notices. All notices, requests, demands and other communications made under or by reasons of this Agreement shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested, facsimile or next day courier to the affected party at the address set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; at the time received, if sent by certified or registered mail; upon issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error, if sent by facsimile; and the first day after timely to the courier, if sent by next day courier specifying next day delivery. The address for such notices and communications shall be as follows:

If to the Company at:

Nathaniel Energy Corporation
8001 South InterPort Boulevard
Englewood, CO 80112
Attention: Karen Strain-Smythe
Facsimile No.: (303) 539-0741

with a copy to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Attention: Gavin C. Grusd, Esq.
Facsimile No.: (516) 296-7111

If to the Joint-Venture:

c/o Bailey-Jamar, LLC
1480 Lone Scout Lookout
Monument, CO 80132
Attention: Brad E. Bailey
Facsimile No.: (719) 487-7897

with a copy to:

Bob Jamar
P.O. Box 18100
Avon, CO 81620
Facsimile No.: (970) 926-2184

If to Bailey-Jamar

Bailey-Jamar, LLC
1480 Lone Scout Lookout
Monument, CO 80132
Attention: Brad E. Bailey
Facsimile No.: (719) 487-7897

with a copy to:

Bob Jamar
P.O. Box 18100
Avon, CO 81620
Facsimile No.: (970) 926-2184

or at such other address as any party or person shall designate by notice to the other parties in accordance with the provisions of this Section 16.2.

16.3.  Choice of Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions arising out of, or relating to this Agreement shall be commenced in the state and federal courts sitting in the state of Colorado, in or for Arapaho County. The foregoing notwithstanding, the Company may bring an Action to enforce its rights under Articles VIII and IX, and Sections 14.2.2 and 14.2.3 as those Sections relate to the enforcement of the Company’s rights under Articles VIII and IX, in any jurisdiction in which the covenants set forth in Articles VIII and IX may be enforced. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such state and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper.

16.4.  Severability. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

16.5.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties.

16.6.  Headings. The headings or captions in this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

16.7.  Facsimile and Electronic Signatures. Signatures transmitted by facsimile or electronic mail shall be deemed original signatures.

16.8.  Counterpart Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.9.  Gender. All references to the masculine gender herein shall be deemed to refer to the feminine and neuter where applicable.

16.10.  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

16.11.  Representation by Counsel. Each party acknowledges that it or he has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

16.12.  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company, Bailey-Jamar and the Joint-Venture (to the extent a Joint-Venture has executed and become a party to this Agreement) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

[Remainder of page intentionally left blank. Signatures are on the following page.]

IN WITNESS WHEREOF the undersigned parties have caused this Agreement to be duly executed as of the date first above written.

NATHANIEL ENERGY CORPORATION

By:  /s/ Karen S. Smythe
Director

BAILEY-JAMAR, LLC

By: /s/ Brad E. Bailey

IN WITNESS WHEREOF the undersigned party has caused this Agreement to be duly executed as of ____________.

________________________________
Name of Joint-Venture

By: _____________________________

                                             _____________________________
                                             Name and Title

________________________________
Address of Joint-Venture

________________________________
Telephone Number of Joint-Venture

________________________________
Facsimile Number of Joint-Venture

SCHEDULE 2.1
USE OF PURCHASE PRICE PROCEEDS

The proceeds from the Purchase Price shall be used by the Company for the following purposes:

Use	Approximate Allocation

Project Demonstration and Thermal™ Gasifier Demonstration Unit	$3,500,000 (for approximately 24 months)

Project Seed Funds	$1,600,000

Working Capital and Corporate Operations	$2,400,000 (for approximately 24 months)

Total	$7,500,000

The allocations set forth above are estimates. The purchase price funds may be reallocated by the officers of the Company and/or the Board of Directors with the consent of the Joint Venture which shall not unreasonably be withheld, if the officers or of the Company or Board of Directors determine that it is in the best interest of the Company and its stockholders to reallocate the funds among the above categories, or to use the funds for different purposes.

SCHEDULE 2.1a
SCHEDULE OF COMPANY DRAWS

The Company shall be permitted to draw down the Purchase Price held in escrow according to the following schedule and conditions:

Use	Condition	Schedule	Draw
Working Capital and Corporate Operations	The Company continues to demonstrate technical, operational, and financial viability.	Immediate upon Closing then Quarterly (on first day of Quarter)	$300,000 per Quarter for approximately 8 Quarters.

Project Seed Funds

Lead Revenue Project (Development costs, preliminary engineering, permitting legal, etc.)	Closing	Immediate upon Closing	$800,000

Follow-on Revenue Project (Development costs, preliminary engineering, permitting, legal, etc.)	Successful negotiation and signing of Lead Revenue Project contract.	14 days after Closing of Lead Revenue Project	$800,000

Nathaniel Gasifier™ Demonstration Project

MFG-80 Gasifier Engineering and Fabrication Design	Closing	Immediate upon Closing	$915,000

Site preparation, engineering, construction and permitting	Successful completion of Thermal Gasifier 60% design review	14 days after design review	$500,000

Fabrication and installation contracts	Successful completion of Thermal Gasifier 90% design review and permitting	14 days after design review	$575,000

Startup, handover operations & maintenance for 1 year	Thermal Gasifier 100% design, fabrication and construction commencement	14 days after fabrication and construction commencement	$1,510,000

Total			$7,500,000

SCHEDULE 4.10
COMPANY LITIGATION

None, except as set forth in the Company’s SEC Reports.

SCHEDULE 4.13
TITLE TO ASSETS

The company’s assets are subject to the following Liens:

Assets Subject to Lien or Lienholders	Amount Secured
Saturn Shredder	$ 29,091.94
CHAFA ERS Shredder	$ 17,591.28
John Deere Loader	$ 22,432.36
Caterpillar Financial Services	$ 30,192.01
Hartford Insurance	$ 2,391.00
Chevrolet Silverado	$ 5,464.25
McDonnell Note Payable	$ 17,000.00
GMC Envoy	$ 11,585.67
Brown Raynor	$ 14,658.90
Centennial Bank	$ 2,086.27
Total	$152,493.68

Other Liens disclosed in the Company’s SEC reports.

SCHEDULE 4.15
TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

Brad Bailey, the Chief Executive Officer of the Company, is a member of Bailey-Jamar, a party to this Agreement.

SCHEDULE 5.2
BAILEY-JAMAR BENEFICIAL OWNERSHIP

Bailey-Jamar is beneficially owned solely by Bob Jamar, President and Brad E. Bailey, Vice President. Mr. Jamar and Mr. Bailey are also the sole members and managers of Bailey-Jamar.

SCHEDULE 6.2
JOINT-VENTURE BENEFICIAL OWNERSHIP

(To be added when Joint-Venture becomes party to the Agreement).

SCHEDULE 6.7
JOINT-VENTURE LITIGATION

(To be added when Joint-Venture becomes party to the Agreement).

SCHEDULE 9.1
COMPANY AND BAILEY-JAMAR EMPLOYEES

Brad E. Bailey is the Chief Executive Officer of the Company and a member of Bailey-Jamar.